UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2011
LogMeIn, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-34391 (Commission File Number)	20-1515952 (IRS Employer Identification No.)

500 Unicorn Park Drive
Woburn, Massachusetts (Address of principal executive offices)	01801 (Zip Code)
Registrant’s telephone number, including area code: (781)-638-9050
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Election of Director
     On March 1, 2011, the Company’s Board of Directors elected Hilary A. Schneider as a director. Ms. Schneider has been designated as a class I director and will serve until the Company’s 2013 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified.
     Ms. Schneider joins the Company from Yahoo! Americas, where she currently serves as Executive Vice President. Ms. Schneider first joined Yahoo! in 2006, when she led the company’s U.S. region, Global Partner Solutions and Local Markets and Commerce divisions. Prior to joining Yahoo!, Ms. Schneider held senior leadership roles at Knight Ridder, Inc., from 2002 through 2005, including Chief Executive Officer of Knight Ridder Digital before moving to co-manage the company’s overall newspaper and online business. From 2000 through 2002, Ms. Schneider served as President and Chief Executive Officer of Red Herring Communications, overseeing Red Herring Magazine, www.RedHerring.com and Red Herring’s events unit. Ms. Schneider also held numerous roles at Times Mirror, from 1990 through 2000, including President and Chief Executive Officer of Times Mirror Interactive and General Manager of the Baltimore Sun.
     Ms. Schneider was recommended to the Board of Directors by the Company’s Nominating and Corporate Governance Committee, in accordance with the provisions of its charter. The Company believes Ms. Schneider’s qualifications to serve on the Board of Directors include her significant large-scale Web business experience.
     There are currently no arrangements or understandings between Ms. Schneider and any other person pursuant to which Ms. Schneider was selected as a director. There are currently no transactions in which Ms. Schneider has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     In accordance with the Company’s director compensation policy, Ms. Schneider will receive an annual retainer of $20,000 for her service as a director and reimbursement for any out-of-pocket expenses incurred in connection with attending the Company’s board meetings.
     In accordance with the Company’s 2009 stock incentive plan, Ms. Schneider will be granted an option to purchase 60,000 shares of the Company’s common stock at the next regularly scheduled meeting of the Company’s Board of Directors. The option will have an exercise price that represents the fair market value of the Company’s common stock on the date of grant and will vest as to 12.5% of the shares underlying the option every three months after the date of grant, subject to Ms. Schneider’s continued service as a director. In the event of a change of control of the Company, the vesting schedule of this option will accelerate in full.
     The full text of the press release issued by the Company on March 4, 2011 in connection with Ms. Schneider’s election as a director of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

99.1 Press release entitled “Hilary Schneider Named to LogMeIn’s Board of Directors,” issued by the Company on March 4, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC
Date: March 4, 2011	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled “Hilary Schneider Named to LogMeIn’s Board of Directors,” issued by the Company on March 4, 2011.